                           COLLATERAL PLEDGE AGREEMENT

      This COLLATERAL PLEDGE AGREEMENT ("this Agreement") dated as of February 7, 1991, by and among EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership (the "Borrower"), PUERTO RICO INDUSTRIAL, MEDICAL, EDUCATIONAL AND ENVIRONMENTAL POLLUTION CONTROL FACILITIES FINANCING AUTHORITY, a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (hereinafter referred to as the "Authority"), and THE MITSUBISHI BANK, LIMITED, a Japanese banking corporation, acting through its New York Branch (hereinafter referred to as the "Bank") hereby agree as follows:

      WHEREAS, pursuant to the Loan Agreement (such term and all other capitalized terms used herein have the respective meanings set forth or referred to in Section 1 hereof unless otherwise stated), the Authority has undertaken, on behalf of the Borrower, to issue the Bonds, the proceeds of which will be loaned to the Borrower to finance the cost of the Project and to pay expenses incurred in connection with the issuance of the Bonds;

      WHEREAS, the Bonds are secured by, among other things, the obligations of the Borrower under the Loan Agreement and by the Trust Agreement;

      WHEREAS, the Borrower, in order to support its obligations under the Loan Agreement and to provide for the payment of the principal of and interest accrued on the Bonds in accordance with their terms, has requested the Bank to issue the Letter of Credit in favor of the Trustee pursuant to the Reimbursement Agreement;

      WHEREAS, under the terms of the Reimbursement Agreement the Borrower has agreed to reimburse the Bank for any payments made by the Bank under the Letter of Credit, with interest thereon from the


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
date of payment as provided therein, as well as to pay certain other fees and amounts in connection therewith; and

      WHEREAS, the Borrower has agreed to grant the Authority and the Bank a pledge of the Mortgage Notes, and to grant the Bank a pledge of the Termination Payments Note on a pari-passu basis with the pledge of the Mortgage Notes, and to establish certain other Collateral Security, in order to secure the obligations of the Borrower under the Loan Agreement and the Reimbursement Agreement;

      NOW THEREFORE, in consideration of the premises and in order to induce the Authority to issue the Bonds and the Bank to issue the letter of Credit and to enter into the Bond Swap Agreement, the parties hereto agree as follows:

      SECTION 1. Defined Terms. The following terms shall have the meanings specified below for all purposes of this Agreement:

      Affiliated Person means any Person controlling, controlled by or under common control with the Borrower.

      Architect shall mean Ray, Melendez & Associates or any successors engaged by the Borrower with the prior written consent of the Bank.

      Bank means THE MITSUBISHI BANK, LIMITED, a Japanese banking corporation, acting through its New York Branch, and its successors and assigns, or any bank issuing a Successor Letter of Credit.

      Bank's Consultant shall mean Merritt & Harris, Inc. or such other person or architectural or engineering consultant as may be designated and engaged by the Bank, at the Borrower's expense, to examine the Budget (as defined in the Reimbursement Agreement) and the Plans, any changes thereto, and cost breakdowns and estimates with respect to the project (including, without limitation, all cost breakdowns and estimates set forth in any Request for Disbursement, as such term is defined in the Reimbursement Agreement, and all accompanying certifications), to make periodic inspections of the progress of the Construction of the Improvements on behalf of the Bank, to advise and render reports to the Bank concerning the foregoing and to otherwise consult with the Bank with respect to the Project.

      Bond Fixed Rate means __% per annum.

      Bonds means (a) the Industrial Revenue bonds, 1991 Series A (El Conquistador Resort Project) and (b) the convertible Industrial Revenue bonds, 1991 Series B (El Conquistador Resort Project), as the same may hereafter be converted to Industrial Revenue Bonds, 1991 Series C (El Conquistador Resort Project), of the Authority in the initial aggregate principal amount of $120,000,000, issued under the Trust Agreement.

      Bond Swap Agreement means an Interest Rate and Currency Exchange Agreement entered into by the Borrower and the Bank in accordance with Section 4(w) of the Reimbursement Agreement and pursuant to which the Borrower and the Bank enter into an interest rate swap under which the borrower agrees to pay to the Bank amounts calculated on a notional amount of $120,000,000 at the Bond Fixed Rate in exchange for the Bank's obligation to pay to the Borrower amounts calculated on a notional amount of $120,000,000 at rates equal to 88% of the Applicable LIBID Rate.

      Casualty means any damage to or destruction of the Mortgaged Property, or any portion thereof.

      Company Partnership Agreement shall mean that certain Venture Agreement dated January 12, 1990 between Kumagai Caribbean, Inc. and WKA El Con Associates.

      Construction or Construct, when used with reference to the Project, shall mean construction, installation, renovation or development of the Improvements or any portion thereof.

      Default means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default or a Termination Payments Event of Default.

      Design Architects shall mean Edward D. Stone, Jr. and Associates, Inc., Jorge Rossello Associates, Edward Durrell Stone Associates, P.C., Cosentini Associates, Arthur Hill and Associates, and Peter George Associates, Inc., or any successors engaged by the Borrower with the prior written consent of the Bank.

      Disbursement shall mean each disbursement of all or any of the proceeds of the Loan.

      Emergency means a condition presenting, in the judgment of the Bank or the Authority, imminent danger to the health or safety of persons or imminent danger to property.

      Event of Default shall mean and include any of the following:

            (a) Any one or more of the Events of Default specified in the Reimbursement Agreement, or

            (b) Any one or more of the Events of Default specified in the Loan Agreement, either of the Mortgages, or the Trust Agreement, or

            (c) Failure by the Mortgagor to perform or comply with any covenant, agreement or term binding upon it contained in this Agreement (except as elsewhere specifically set forth in this definition of Event of Default), which failure shall continue for a period of ninety (90) days after notice is given to the Mortgagor by the Bank or the Authority, unless the bank or the Authority shall agree to an extension of such time prior to its expiration; provided, however that if such failure cannot be corrected within such ninety (90) day period, it shall not constitute an Event of Default if corrective action is instituted by the Mortgagor within such period and diligently pursued until such failure is corrected; or

            (d) Any representation or warranty made by the Mortgagor in this Agreement or any certificate furnished in connection therewith shall prove to have been incorrect or misleading in any material respect as of the date made.

            To the extent that any circumstance constitutes an Event of Default under the Reimbursement Agreement but would not otherwise constitute an Event of Default hereunder or under the Loan Agreement, the Mortgages or the Trust Agreement (for example, if the grace period for curing a particular default under the Reimbursement Agreement is shorter than the grace period for the same default under the Loan Agreement), then, notwithstanding the foregoing, such circumstance shall constitute an Event of Default hereunder.

      Fajardo Property shall mean approximately 220 acres of land located in Fajardo, Puerto Rico, as more particularly described in the Fee Mortgage.

      Fee Mortgage shall mean the Mortgage of the Borrower constituted on the date of this Agreement by Deed Number One before Notary Public Leonor M. Aguilar-Guerrero, as said document may be amended, modified or supplemented from time to time.

      GDB shall mean the Government Development Bank for Puerto Rico.

      GDB Loan shall mean a loan by GDB to the Borrower in the amount of up to $25,000,000 to be used to finance a portion of the Total Project Costs (as defined in the Reimbursement Agreement), substantially on the terms and conditions set forth in the GDB Loan Agreement (as defined in the Reimbursement Agreement).

      GDB Mortgage shall mean those certain mortgages, dated as of the date hereof, made by the Borrower in favor of GDB and securing the GDB Loan, which mortgages were constituted on the date of this Agreement (i) by Deed Number Two before Notary Public Ramon Moran Loubriel, and (ii) by Deed Number Three before Notary Public Ramon Moran Loubriel, respectively.

      Improvements shall mean the improvements to be renovated or constructed on the Premises pursuant to the Plans, consisting of approximately 750 guest rooms, approximately 50,000 square feet of meeting space (including prefunctionary space), six restaurants, approximately 13,000 square feet of retail space, an approximately 10,000 square foot casino, a marina, approximately 100,000 square feet of swimming pools and water features, an 18-hole golf course, an approximately 40,000 square foot clubhouse and spa facility, eight tennis courts, water sports facilities on the Palominos Island Property and related amenities and facilities.

      Insurance Policies means the policies of insurance required to be maintained pursuant to Section 16 hereof and pursuant to the Reimbursement Agreement.

      Insurance Requirements means and includes all provisions of any Insurance Policy, all requirements of the issuer of any such Insurance Policy, and all orders, rules, regulations and other requirements of the Puerto Rico Fire Department, Factory Mutual System or Commercial Risk Insurors (or any other body exercising similar functions) applicable to or affecting the Project, or any part thereof or any use or condition of the Project, or any part thereof.

      KGC Mortgage shall mean a third priority mortgage on the Premises in favor of Kumagai Caribbean, Inc., as provided in Section 6.03 of the Company
Partnership Agreement, subject to the terms set forth in Section 7(e) of the Reimbursement Agreement.

      Leasehold Mortgage shall mean the Leasehold Mortgage of the Borrower constituted on the date of this Agreement by Deed Number Two before Notary Public Leonor M. Auilar-Guerrero, as said document may be amended, modified or supplemented from time to time.

      Legal Requirements shall have the meaning ascribed to such term in the Mortgages.

      Letter of Credit means the irrevocable letter of credit issued by the Bank to the Trustee pursuant to the Reimbursement Agreement.

      Lien shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction (other than informational filings in respect of equipment leased under any lease not intended as security, within the meaning of the Uniform Commercial Code) and any comparable financing statement under the laws of the Commonwealth of Puerto Rico.

      Loan shall mean the loan made by the Authority to the Borrower pursuant to the Loan Agreement.

      Loan Agreement means the Loan Agreement, of even date herewith, between the Authority and the Borrower.

      Loan Agreement Obligations means the obligations of the Borrower to make payments under the Loan Agreement, including, without limitation, interest accrued on such obligations.

      Major Casualty means a Casualty, the Restoration of which is reasonably estimated to cost more than $1,000,000.

      Mortgages shall mean, collectively, the Fee Mortgage and the Leasehold Mortgage.

      Mortgage Notes shall mean collectively (each individually, being a "Mortgage Note"), (a) the demand promissory note of the Borrower in the principal amount of $120,000,000, payable to the order of the Authority, dated February 7, 1991, under affidavit No. 98 before Notary Public Leonor M. Aguilar-Guerrero, ("Mortgage Note A"), (b) the demand promissory note of the Borrower in the principal amount of $6,612,000, payable to the order of the Authority, dated February 7, 1991 under Affidavit No. 99 before

Notary Public Leonor M. Aguilar-Guerrero ("Mortgage Note B") and (c) the demand promissory note of the Borrower in the principal amount of $2,000,000, payable to the order of the Authority, dated February 7, 1991, under affidavit No. 101 before Notary Public Leonor M. Aguilar-Guerrero ("Leasehold Note").

      Mortgage Obligations means any and all obligations of the Borrower which may arise or accrue under and pursuant to this Agreement or the Mortgages, including, without limitation, interest accrued on such obligations.

      Mortgaged Property shall mean, collectively, the "Mortgaged Property," as defined in the Fee Mortgage and the "Mortgaged Property," as defined in the Leasehold Mortgage.

      Mortgagee shall have the meaning ascribed to such term in the Mortgages.

      Mortgagor  means the Borrower.

      Net Proceeds means the amount of all insurance proceeds paid pursuant to any Insurance policy as the result of a Casualty, after deduction of the Mortgagee's and the bank's costs and expenses (including, without limitation, attorneys' fees and expenses), if any, in collecting the same.

      Net Restoration Award means the amount of all awards and payments received from the condemnor on account of a Taking, after deduction of the Mortgagee's and the Bank's costs and expenses (including, without limitation, attorneys' fees and expenses), if any, in collecting the same.

      Notes means, collectively, the Mortgage Notes and the Termination Payments Note.

      Palominos Island Property shall mean approximately 90 acres of land located on an island approximately three miles to the east of the Fajardo Property, as more particularly described in the Leasehold Mortgage.

      Permitted Encumbrances shall mean, collectively, the Mortgages, the GDB Mortgage, the KGC Mortgage, if any (subject to the conditions set forth in Section 7(e) of the Reimbursement Agreement), real estate taxes not yet due and payable, those items listed as exceptions to title on the Title Policy issued on the date hereof, any other liens consented to in writing by the Bank, and any other liens defined as "Permitted Encumbrances" in the Mortgages.

      Person means an individual, corporation, partnership, joint venture, trust, association, or any other entity or organization, including a government or political subdivision, agency or instrumentality thereof.

      Plans  shall  mean  the  plans,   drawings  and   specifications  for  the
Construction of the Improvements, including, without limitation, the architectural, structural, mechanical and electrical plans and specifications therefor prepared or to be prepared by the Borrower, the Architects, the Design Architects and the Borrower's engineers and contractors, as approved by the Bank and the Bank's Consultant, together with all revisions and addenda to such plans, drawings and specification, provided that such revisions and addenda have been approved by the Bank to the extent such approval is required pursuant to paragraph 7(bb) of the Reimbursement Agreement, which Plans shall include, without limitation, a description of the materials, equipment and fixtures necessary for the Construction of the Improvements.

      Pledgee(s) means (a) with respect to the Mortgage Notes, the Bank and, on the subordinated basis established in Section 2(d) hereof, the Authority, and
(b) with respect to the Termination Payments Note and Mortgage Note B, the Bank.

      Premises shall mean the fee simple title to the Fajardo Property (other than those Condominium Parcels which have been released from the lien of the Fee Mortgage pursuant to the terms hereof and of the Reimbursement Agreement) and the leasehold estate in the Palominos Island Property.

      Project shall mean, collectively, the acquisition of the Fajardo Property, the leasing of the Palominos Island Property and the renovation, construction, furnishing and equipping of the Premises and the Improvements.

      Reimbursement Agreement shall mean that certain Letter of Credit and Reimbursement Agreement, dated as of the date hereof, between the Bank and the Borrower, relating to, inter alia, the issuance and continuance of the Letter of Credit, and all extensions, modifications, renewals, amendments and replacements thereof (including any replacement pursuant to which a Successor Letter of Credit may be issued).

      Release Conditions shall have the meaning ascribed thereto in Section 18(d) hereof.

      Restoration means, in case of a Casualty or a Taking, the restoration, replacement or rebuilding of the affected property such that when such restoration, replacement or rebuilding is completed, the Improvements shall have been constructed substantially in accordance with the Plans, and to the extent any alterations or additions to the Improvements were made in compliance with the Mortgages or the Reimbursement Agreement, with any such alterations or additions, or in the event that the foregoing requirement cannot be satisfied as a result of any Legal Requirement or, in the case of a Taking, as a result of the loss of the use of the portion of the Mortgaged Property which was the subject of such Taking, the Project when such restoration, replacement or rebuilding shall have been completed, shall be an integral until similar in condition, character and scope to the Project prior to such Casualty or Taking, and the value of the Project, when so restored, replaced or rebuilt, together with the amount of the Net Proceeds or the Net Restoration Award, as the case may be, applied in repayment of the principal indebtedness evidenced by the Notes, shall be equal to or greater than the value and usefulness of the Project immediately prior to such Casualty or Taking.

      Secured Obligations means any and all obligations (other than Termination Payments, reimbursement for amounts advanced by the Bank in connection with construction on the Mortgaged Property other than Construction of the Improvements, any amounts owed in connection with any Annual Agent's Fees and Annual Letter of Credit Fees (as such terms are defined in the Reimbursement Agreement) and any amounts owed in connection with any Interest Drawing (as such term is defined in the Letter of Credit) under the Letter of Credit) of the Borrower which may arise or accrue under and pursuant to the Reimbursement Agreement, including, without limitation, interest accrued on such obligations.

      Secured Obligations B shall mean any and all obligations of the Borrower that may arise or accrue in connection with any

Interest Drawing (as defined in the Letter of Credit) under the Letter of Credit or in connection with the payment of up to one year's Annual Agent's Fees and Annual Letter of Credit Fees (as such terms are defined in the Reimbursement Agreement), including, without limitation, interest accrued on such obligations.

      Successor Letter of Credit shall have the meaning set forth in the Trust Agreement.

      Taking means any temporary or permanent taking by any public or quasi-public authority of the Mortgaged Property or any part thereof through eminent domain or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property in lieu of the commencement of any such proceedings.

      Taxes means all real estate and other taxes, all assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof or while either of the Mortgages is in force), water, sewer, electricity, utility and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges in each case whether general or specific, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied confirmed or imposed on or in respect of or be a lien upon:

            (a) The Mortgaged Property or any part thereof or any rents, issues, income, profits or earnings therefrom or any estate, right or interest therein; or

            (b) Any occupancy, use or possession of or sales from the Mortgaged Property or any part thereof; or

            (c) Any or all of the Notes, either or both of the Mortgages or this Agreement, any interest thereon or any other payments due from the Mortgagor under the terms of any or all of the Notes, either or both of the Mortgages or this Agreement;

excepting, however, any income taxes now or hereafter imposed by the United States under the Internal Revenue Code of 1986, as amended from time to time, and by the Commonwealth of Puerto Rico under the Income Tax Act of 1954, as amended from time to time, or under any other Act of Congress of the United States or Act of the Legislature of Puerto Rico of the same nature, modifying, amending or substituting the statutes above mentioned.

      Termination Payments shall mean any and all sums which may become payable by the Borrower to the Bank pursuant to Section 6 of the Bond Swap Agreement.

      Termination Payments Event of Default shall mean and include any of the following:

      (a) Any one or more of the Events of Default specified in the Bond Swap Agreement; or

      (b)  Any  one  or  more  of  the  Events  of  Default   specified  in  the
Reimbursement Agreement; or

      (c) Failure by the Mortgagor to perform or comply with any covenant, agreement or term binding upon it contained in this Agreement (except as elsewhere specifically set forth in this definition of Termination Payments Event of Default), which failure shall continue for a period of thirty (30) days after notice is given to the Mortgagor by the Bank, unless the Bank shall agree to an extension of such time prior to its expiration; provided, however that if such failure cannot be corrected within such thirty (30) day period, it shall not constitute a Termination Payments Event of Default if corrective action is instituted by the Mortgagor within such period and diligently pursued until such failure is corrected, but in no event shall such 30-day period or such other applicable grace period, as the case may be, be so extended to be a period in excess of 60 days.

      Termination Payments Note means the demand promissory note of the Borrower in the principal amount of $20,000,000, payable to the order of the Authority, dated February 7, 1991, under affidavit No. 100 before Notary Public Leonor M. Aguilar-Gerrero.

      Termination Payments Obligations means any and all obligations of the Borrower which may arise or accrue under and pursuant to the Band Swap Agreement in respect of Termination Payments, including, without limitation, interest accrued on such obligations.

      Title Policy shall mean a title policy issued by a title company satisfactory to the Bank in its sole and absolute discretion, marked paid in full, in the amount of the Loan, insuring the Authority, the Bank and the Trustee, as their respective interests may appear, that the Fee Mortgage, in connection with the Fajardo Property, and the Leasehold Mortgage, in connection with the Palominos Island Property, together with the other Security Documents (as defined in the Reimbursement Agreement) to be recorded constitute valid first liens on the Premises, and on the other property secured, free and clear of all defects, restrictions, Liens and violations, except the Permitted Encumbrances, and which Title Policy shall contain:

      (A)   no exception for mechanics' or materialmen's liens;

      (B)   no survey exceptions other than those approved by the Bank;

      (C) a statement that the title company agrees to affirmatively insure the priority of each Disbursement against the existence of any other Liens, including mechanic's and materialman's liens, whether choate or inchoate;

      (D)   reinsurance   with   provisions   for  direct  access   against  the
            reinsurers,  in amounts and with  companies  acceptable to the Bank;
            and

      (E) such other endorsements or affirmative insurance as the Bank and the Bank's counsel shall require.

      Trust Agreement means the Trust Agreement, of even date herewith, between the Authority and the Trustee, relating to the Bonds.

      Trustee means Banco Popular de Puerto Rico, as trustee under the Trust Agreement, or any successor trustee at the time serving as such under the Trust Agreement.

      SECTION 2. Pledge of Mortgage Notes and Subordination of Interests.

            (a) As security for the Secured Obligations, the Loan Agreement Obligations and the Mortgage Obligations, the Mortgagor in this act delivers Mortgage Note A and the Leasehold Note to the Bank and the Authority in pledge. The parties have agreed that the Mortgage Notes so pledged shall be of equal priority (pari-passu) and that the pledge thereof in favor of the Authority and the Bank shall be subject to the subordination provisions of Section 2(d) hereof. As security for the Termination Payments Obligations, the Mortgagor in this act delivers the Termination Payments Note to the Bank in pledge and as security for Secured Obligations B, the Mortgagor in this Act delivers Mortgage Note B to the Bank in pledge. The parties have agreed that the pledge of Mortgage Note A and the Leasehold Note is of equal priority (pari-passu) with the pledge of the Termination Payments Note and Mortgage Note B in connection with all rights and remedies of the pledgees hereunder with respect to the Fee Mortgage.

            (b) Simultaneously with the execution of this Agreement, the Mortgagor has delivered (A) Mortgage Note A and the Leasehold Note to the Bank, to hold in accordance with the provisions of this Agreement, in its capacity as:
(i) pledgee hereunder and (ii) agent of the Authority pursuant to the terms of this Agreement and (B) the Termination Payments Note and Mortgage Note B to the Bank, to hold in accordance with the provisions of this Agreement in its capacity as pledgee hereunder. The parties hereto hereby consent to the delivery of the Notes to the Bank to be held in accordance with the terms and conditions of this Agreement.

            (c) The Mortgage Notes and the Termination Payments Note shall have been endorsed by the Authority as follows: "Pay to the order of THE MITSUBISHI BANK, LIMITED, New York Branch under the terms and conditions of that certain collateral Pledge Agreement among El Conquistador Partnership L.P., Puerto Rico Industrial,

Medical, Educational and Environmental Pollution Control Facilities Financing Authority and The Mitsubishi Bank, Limited, New York Branch, dated February 7, 1991."

            (d) The Authority recognizes that the primary security for the payment of principal of and interest accrued on the Bonds is the availability of drawings to be made by the Trustee for the account of the Borrower under the Letter of Credit, and accordingly, the Authority agrees that notwithstanding any provision of this Agreement to the contrary, the pledge and rights of the Authority in Mortgage Note A and the Leasehold Note and in the Mortgages are hereby subordinated to the pledge and rights therein of the Bank and the rights of the Authority as the holder of the Mortgages are hereby assigned to the Bank, so long as the Bank shall not have "wrongfully dishonored" (as hereinafter defined) any drawing made by the Trustee in strict compliance with the terms of the Letter of Credit. In the event that the Bank shall wrongfully dishonor any drawing made by the Trustee in strict compliance with the terms of the Letter of Credit, then in such event the pledge of Mortgage Note A and the Leasehold Note granted to the Bank under this Agreement shall (except to the extent of any amounts owed to the Bank under the Reimbursement Agreement), without any further action, notice or the execution or delivery of any document by or to any party, be and become subordinated to the pledge granted to the Authority under this Agreement until such time as the Bank effects the cure of such wrongful dishonor and, upon effecting such cure, the pledge and rights of the Authority in Mortgage Note A and the Leasehold Note and in the Mortgages will once again be subordinate to the pledge and rights thereof of the Bank. For purposes hereof "wrongful dishonor" shall mean a failure by the Bank to honor any drawing made and presented pursuant to and in strict compliance with the Letter of Credit. The pledge of Mortgage Note A and the Leasehold Note and the pledge of the

Termination Payments Note and Mortgage Note B effected hereunder shall remain of equal priority (pari-passu) regardless of whether the Bank's interest as pledgee of Mortgage Note A and the Leasehold Note shall have been subordinated to the Authority's interest as pledgee therein.

            (e) Obligations Secured. Mortgage Note A and the Leasehold Note shall secure (i) on a senior or first priority basis the payment and performance of (A) the Secured Obligations, and (B) the Mortgage Obligations, in that order, and (ii) on a subordinated basis, as provided in Section 2(d) above, the payment and performance of the Loan Agreement Obligations. The Termination Payments Note shall secure the payment and performance of the Termination Payments Obligations exclusively. Mortgage Note B shall secure the payment and performance of Secured Obligations B exclusively.

            (f) This Agreement constitutes a pledge and security agreement, and the Pledgees shall have all the rights, powers and remedies of a pledgee and secured party provided by the laws of the Commonwealth of Puerto Rico in addition to the rights and remedies provided in this Agreement and under the Mortgages and Mortgage Note A and the Leasehold Mortgage and, with respect to the Bank, the Termination Payments Note and Mortgage Note B, except that the Termination Payments Note and Mortgage Note B shall secure only the Termination Payments Obligations and the Secured Obligations B, respectively.

            (g) Mortgagor's Consent to Assignment. The Mortgagor hereby consents to the assignment and subordination as provided in Section 2(d) above and agrees that the Bank shall hold Mortgage Note A and the Leasehold Mortgage in pledge, on behalf of the Pledgees, as security for the Secured Obligations, the Loan

Agreement Obligations and the Mortgage Obligations. The Pledgees shall be entitled to hold Mortgage Note A and the Leasehold Mortgage in pledge until the termination of the Reimbursement Agreement and the Loan Agreement and the payment in full of all of the Secured Obligations, the Loan Agreement Obligations and the Mortgage Obligations. The Bank shall be entitled to hold the Termination Payments Note in pledge until the termination of the Bond Swap Agreement and the payment in full of all of the Termination Payments Obligations, and shall be entitled to hold Mortgage Note B in pledge until the termination of the Reimbursement Agreement and the payment in full of all of the Secured Obligations B.

            (h) Further Assignment of Notes. Notwithstanding anything contained in this Agreement to the contrary, for so long as the GDB Loan shall be outstanding, the Bank shall not assign Mortgage Note B or the Termination Payments Note to any other party to secure any indebtedness other than the indebtedness secured by each such Note on the date hereof; provided, however, that the Bank may at any time assign Mortgage Note B to a Successor Letter of Credit Bank (as defined in the Trust Agreement) and/or the Termination Payments Note to any party replacing the bank as the swap counterparty in connection with the Loan.

      SECTION 3. Rights of the Bank and Authority.

            (a) Notwithstanding anything in this Agreement to the contrary, so long as the Bank shall not have wrongfully dishonored any drawing made by the Trustee in strict compliance with the terms of the Letter of Credit, or in the case of such a wrongful dishonor, if the Bank has cured same, (i) the Authority shall not be entitled to foreclose on either or both of Mortgage Note A and the Leasehold Note, either or both of the Mortgages, or any part of the Mortgaged Property, or exercise any other remedy under either or both of the Mortgages, either or both of Mortgage Note A and the Leasehold Note or this Agreement without the prior written consent of the Bank, and (ii) the Bank shall be entitled to take any action permitted to be taken jointly by the Pledgees hereunder, including without limitation the foreclosure of either or both of Mortgage Note A and the Leasehold Note or either or both of the Mortgages and the making of any determination, demand or consent permitted or required to be made by the Pledgees, and any such action may be taken solely by the Bank and at the Bank's discretion as if the Bank were the sole Pledgee and holder of Mortgage Note A and the Leasehold Note without notice to, consent of or participation by the Authority; provided, however, that the Bank shall not foreclose on any or all of the Mortgage Notes or on the Termination Payments Note or either or both of the Mortgages unless it has delivered either the notice and direction to the Trustee described in Section 305 of the Trust Agreement or the notice to the Trustee described in clause (i) of Section 7.01(i) of the Loan Agreement.

            (b) The Bank agrees that it will not enter into any amendment, change or modification of this Agreement (except to the extent that any such amendment, change or modification would affect only the pledge of the
Termination Payments Note or only the pledge of Mortgage Note B) or authorize and direct any amendment, change or modification to be made to the Mortgages or Mortgage Note A or the Leasehold Note, without the express prior written consent of the Authority, which consent shall not under any circumstances be withheld, conditioned or delayed if the interests of the holders of the Bonds are not materially adversely affected thereby. The Authority agrees to execute, acknowledge and deliver any amendment, change or modification to the Mortgages or Mortgage Note A and the Leasehold Note, at the direction of the Bank, if the interests of the holders of the Bonds are not materially adversely affected thereby.

            (c) The Authority and the Mortgagor agree that the Bank, without notice to or any consent from the Authority and without affecting any of the Bank's rights under this Agreement, the Mortgages or the Notes, may, from time to time:

                  (i) exercise any and all rights and remedies under the Reimbursement Agreement, including, without limitation, commencement of actions against the Mortgagor to recover sums owing thereunder and to obtain injunctive relief;

                  (ii) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations, the Secured Obligations B, the Termination Payments Obligations or any part thereof;

                  (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the obligations owing to the Bank under the Reimbursement Agreement or under any additional security agreement or guaranties or supplement, modify, amend or waive any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

                  (iv) accept new or additional instruments, documents or agreements in exchange for or relative to the Reimbursement Agreement, the Secured Obligations, the Secured Obligations B, the Termination Payments Obligations or any part thereof;

                  (v) accept partial payments on the Secured Obligations, the Secured Obligations B, or the Termination Payments Obligations;

                  (vi) receive and hold additional security or guaranties for the Secured Obligations, the Secured Obligations B, the Termination Payments Obligations or any part thereof, owing to the Bank;

                  (vii) release any Person from any personal liability with respect to the Secured Obligations, the Secured Obligations B, the Termination Payments Obligations or any part thereof;

                  (viii) settle, release on terms satisfactory to the Bank or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate or enforce any Secured Obligations, Secured Obligations B and/or the Termination Payments Obligations; and

                  (ix) grant all required consents, approvals and waivers hereunder, including, without limitation, all renewals and extensions hereof and all consents, approvals and waivers which require action by the Pledgees, except as required by Section 3(b) hereof.

            (d) Upon the termination of the Letter of Credit and the Reimbursement Agreement and the full satisfaction of the Secured Obligations then due and owing, the Bank agrees to deliver Mortgage Note A and the Leasehold Note to the Authority or any assignee thereof; provided, however, that if at that time, there remain outstanding any Loan Agreement Obligations, the Authority or its assignee shall retain Mortgage Note A and the Leasehold Note in pledge until full satisfaction and payment of such Obligations, and references herein to the "Bank" shall be deemed to be references to the Authority insofar as such references apply to the Bank as pledgee of Mortgage Note A and the Leasehold Note.

            If the GDB Loan is then  outstanding,  upon the  termination  of the
Bond Swap Agreement and the full satisfaction of the Termination Payments Obligations, the Bank agrees to deliver the Termination Payments Note to GDB for cancellation purposes only. If the GDB Loan is not then outstanding, the Bank agrees that upon termination of the Bond Swap Agreement and the full satisfaction of the Termination Payments Obligations, the Bank shall deliver the Termination Payments Note to the Borrower for cancellation purposes only.

            If the GDB Loan is then outstanding, upon the termination of the Reimbursement Agreement and the full satisfaction of the Secured Obligations B, the Bank agrees to deliver Mortgage Note B to GDB for cancellation purposes only. If the GDB Loan is not then outstanding, the Bank agrees that upon termination of the Reimbursement Agreement and the full satisfaction of the Secured Obligations B, the Bank shall deliver Mortgage Note B to the Borrower for cancellation purposes only.

            (e) Upon the request of the Bank, the Authority hereby agrees to execute, acknowledge and deliver all instruments and documents required in connection with the release of the Condominium Parcels (as defined in the Reimbursement Agreement) from the lien of the Mortgages and the creation of any easements and/or rights of way in favor of the Condominium Parcels and the creation of any access easement in favor of the property owned by Justino Diaz Santini.

      SECTION 4. Application of Funds. Any proceeds collected or received by the Pledgees from the foreclosure of the Notes, or any part thereof, the foreclosure of either or both of the Mortgages, or any part of the Mortgaged Property, and the proceeds from any possession, holding, operating or management of the Mortgaged Property or any part thereof by the Pledgees in accordance with the terms and conditions of the respective Mortgages, shall be applied in the following order from time to time by the Pledgees:

      First: To the payment of (i) all Taxes or liens with respect to the Notes or the Mortgaged Property which are prior to the lien of this Agreement or either of the Mortgages that the Pledgees may consider necessary or desirable to pay, except those taxes, assessments and liens subject to which any sale of any of the Notes or the Mortgaged Property shall have been made, if any, (ii) all costs and expenses of collection, including the cost and expenses of handling the Notes and/or the Mortgaged Property, including the taking of possession, operating and managing of the Mortgaged Property, as the case may be, and (iii) the cost and expenses of (A) any sale in foreclosure of the Notes and/or the Mortgaged Property pursuant to the provisions of this Agreement or either or both of the Mortgages, and (B) the enforcement of any remedies hereunder, including court costs and expenses, and (C) fees and expenses of Pledgees' agents, attorneys and counsel, and all expenses, liabilities and advances incurred or made by the Pledgees with respect to such foreclosure.

      Second: The payment of the Secured Obligations (in any order of priority that the Bank may determine in its sole discretion), Mortgage Obligations (in any order of priority that the Bank may determine in its sole discretion), and Loan Agreement Obligations, in that order, then outstanding; provided, however, that in connection with the foreclosure of the Termination Payments Note or the Mortgaged Property as a result of a Termination Payments Event of Default, the proceeds shall be applied only to the payment of the Termination Payments Obligations and in connection with the foreclosure of Mortgage Note B as a result of a failure to pay any Secured Obligations B, the proceeds shall be applied only to the payment of the Secured Obligations B.

      Third: Any surplus then remaining shall be paid to or at the direction of the Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same (including, without limitation, GDB), or as a court of competent jurisdiction may otherwise direct.

      SECTION 5. Documentary Stamps. If at any time the Commonwealth of Puerto Rico or any governmental subdivision thereof shall require the payment of registration fees or Internal Revenue Stamps or other stamps to be affixed to either or both of the Mortgages, any or all of the Notes or this Agreement, the Mortgagor, upon demand, will pay for the same, with interest and penalties thereon, if any, and shall hold the Authority and the Bank harmless of and from and indemnify them against all losses, liabilities, obligations, damages, penalties, claims, causes of action, charges and expenses (including, without limitation, attorneys' fees and expenses) which may be imposed upon or incurred by or asserted against them by reason thereof.

      SECTION 6. Headings etc. The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

      SECTION 7. Usury Laws. This Agreement, the Mortgages and the Notes are subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the obligations secured thereby and hereby at a rate which is in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Mortgages, or any of the Notes, the Mortgagor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate so that no amounts shall be charged which are in excess thereof and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the holder of the Notes shall promptly refund such excess to the Mortgagor; provided, however, that, if lawful, any such excess shall be paid by the Mortgagor to the Mortgagee as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

      SECTION 8. Further Assurances. The Mortgagor hereby agrees promptly to execute and deliver such additional agreements and instruments and promptly to take such additional action as the Bank or the Authority may at any time and from time to time request in writing in order for the Bank and/or the Authority to obtain the full benefits and rights granted or purported to be granted by this Agreement and fully and continually to perfect the pledge and security interests created hereby.

      SECTION 9. No Waiver; Cumulative Remedies. No failure or delay on the part of the Pledgees, or either of them, in exercising any right, power or remedy hereunder or under or in connection with any or all of the Notes or either or both of the Mortgages shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under or in connection with any or all of the Notes or either or both of the Mortgages. The remedies herein and in the Mortgages provided are cumulative and not exclusive of any remedies provided by law or in equity.

      SECTION 10. Amendments, etc. No amendment, modification, termination, or waiver of any provision of this Agreement, Mortgage Note A, the Leasehold Note or the Mortgages nor consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be authorized and directed by the Bank in writing and signed by the Authority, subject to the provisions of
Section 3(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

      SECTION 11. Addresses for Notices, etc. All notices, requests, demands, directions and other communications hereunder or in connection with the Notes or the Mortgages shall be in writing (including telegraphic communication) and mailed (certified or registered, with signed receipt, or sent by nationally recognized overnight courier to the applicable party at the following address or to such other address with respect to any party as such party shall notify the other parties in writing:

         If to the Borrower:

            El Conquistador Partnership L.P.
            c/o Williams Hospitality Management Corporation
            187 East Isla Verde Road
            Carolina, Puerto Rico  00913
            Attention:  Hugh A. Andrews
         with copies similarly delivered to:

                  (i)      Whitman & Ransom
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Jeffrey N. Siegel, Esq.;

                  (ii)     Kumagai Caribbean, Inc.
                           c/o Williams Hospitality Management
                           Corporation
                           187 East Isla Verde Road
                           Carolina, Puerto Rico
                           Attention: Mr. Sunsuke Nakane;

                  (iii)    WMS Industries Inc.
                           3401 North Carolina Avenue
                           Chicago, Illinois 60618
                           Attention: Corporate Secretary; and

                  (iv)     Messrs. Burton and Richard Koffman
                           c/o Richford American
                           950 Third Avenue
                           New York, New York 10022

            If to the Authority:

                  Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities
                  Financing Authority
                  c/o Government Development Bank for Puerto Rico
                  P.O. Box 42001
                  San Juan, Puerto Rico 00940-2001
                  Attention:  Executive Director

            If to the Bank:

                  The Mitsubishi Bank, Limited
                  225 Liberty Street
                  Two World Financial Center
                  New York, New York  10281
                  Attention: Real Estate Finance Group
                  (Mr. Akira Fujii or Mr. Russ Lopinto)

            with copies similarly delivered to:

                  (i)      Kaye, Scholer, Fierman, Hays & Handler
                           425 Park Avenue
                           New York, New York 10022
                           Attention: Warren J. Berstein, Esq.; and

                  (ii)     McConnell Valdes Kelley Sifre
                           Griggs & Ruiz-Suria
                           Royal Bank Center
                           255 Ponce de Leon Avenue
                           Hato Rey, Puerto Rico  00917
                           Attention:  Fred Hulser, Esq.

and, if notice is given by the Bank to the Borrower, a copy thereof shall be delivered to:

                     Government Development Bank for Puerto Rico
                     P.O. Box 42001
                     Minillas Station
                     San Juan, Puerto Rico  00940
                     Attention:     President and Director of Private
                                    Sector Banking Services

            and

                     Melendez-Perez Moran & Santiago PO Box 19328 Santurce, Puerto Rico 00919 Attention: Ramon Moran-Loubriel, Esq.

      All such notices, requests, demands, directions and other communications shall be effective when received at the address specified as aforesaid.

      SECTION 12. Binding Effect. The Agreement shall be binding upon and inure to the benefit of the Mortgagor, the Bank and the Authority and their respective successors and assigns. GDB shall be a third party beneficiary of this Agreement with respect to those provisions dealing specifically with the Termination Payments Note, Mortgage Note B and for purposes of Section 2(h) only.

      SECTION 13. Severability of Provision. Any provision of this Agreement, the Notes or the Mortgages which is prohibited or unenforceable in the Commonwealth of Puerto Rico shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

      SECTION 15. Inconsistent Terms. In the event of contradictions or inconsistencies in the terms and provisions of this Agreement and the terms and provisions of the Mortgages, the terms and provisions of this Agreement shall prevail.

      SECTION 16. Insurance.

            (a) Prior to the Date of Substantial Completion (as defined in the Reimbursement Agreement), the Borrower, at its sole cost and expense, shall keep the existing structures insured for the benefit of the Authority and the Bank against loss and damage by Fire, Lightning, Collapse, Earthmovement, Flood, Tsunami, Boiler and Machinery, and such other standard Extended Coverage perils as are customarily included under standard "All Risk" policies for other property and buildings similar to the Mortgaged Property in nature, use, location, height, and type of construction. The amount of such Insurance
Policy(ies) shall be not less than the full Replacement Cost of the then existing structures, with the Agreed Amount and Replacement Cost Endorsements attached, waiving all co-insurance provisions and eliminating the Vacancy and Unoccupied Clause. In addition, prior to the Date of Substantial Completion, the Improvements shall be covered under an "All Risk" Builder's Risk/Contract Works Policy for the 100% Completed Value (replacement cost) of the contract(s) on a Non-Reporting Form, subject to the same coverages as are required on the presently existing structures, along with extensions of coverage for "permission to complete and Occupy," Offsite Storage including Inland and Ocean Transit, "Hot and Cold" Testing, Increased Cost of Construction and Contingent Liability from Building Laws. On and after the Date of Substantial Completion, the Borrower shall secure insurance to cover the Improvements and equipment at the Project against loss or damage by fire and such risks as are customarily included in Extended Coverage, and from such other hazards including, without limitation, Flood, Earthmovement, and Coastal Windstorm, as may be covered by the "All Risk" insurance covering other property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction, in an amount not less than the greater of (A) full insurable value, or (B) an amount sufficient to prevent the Borrower from becoming a co-insurer within the terms of the applicable policies. Said Insurance Policy shall include endorsements for Demolition, Contingent Liability and Increased Cost of Construction. The term "full insurable value" as used in this Section shall mean the cost of actual replacement, without deduction for depreciation, less the cost of excavations, foundations and footings below the lowest basement floor or, if there be no basement, below the level of the ground determined as of the Date of Substantial Completion and as further determined on the date of each renewal or replacement of such Insurance Policy, as hereinafter set forth. Full insurable value shall be determined by an appraisal made at least once every three (3) years, by an appraiser, appraisal company or insurance company selected by the Borrower and approved by the Bank in its sole discretion, and such determination of full insurable value shall be binding and conclusive upon the parties hereto. If any Insurance Policy covering Flood or Earthmovement shall contain annual aggregate limits, such aggregate limits shall be replenished upon the occurrence of a substantial loss, as determined by the Bank in its sole discretion. The Insurance Policies described in subparagraphs (a)(i) and (a)(ii) above shall provide for deductions of not more than $10,000 per occurrence for all perils except Flood, Earthmovement, and Coastal Windstorm, for which deductions of not more than $25,000 per occurrence may be made.

            (b) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained for the benefit of the Authority and the Bank (i) prior to the Date of Substantial Completion, Soft Costs/Additional Expense Incurred, Loss of Gross Earnings and/or Loss of Rental Income on an Actual Loss Sustained Basis for an amount not less than $24,000,000, with an "Extended Period of Indemnity" Endorsement attached; (ii) upon and after the Date of Substantial Completion, coverage for Loss of Gross Earnings and/or Loss of Rental Income, Business Interruption and Additional Expense Incurred Insurance on an Actual Loss Sustained Basis (if available) in the amount equal to the greater of (A) an estimate reasonably satisfactory to the Bank of the succeeding year's Gross Revenues (as defined in the Reimbursement Agreement), or (B) $24,000,000 with the Extended Period of Indemnity Enforcement attached; (iii) upon and after the installation of any boilers and/or machinery at the Project, Boiler and Machinery Coverage for Rent Loss (including, without limitation, from both retail space and nightly room rentals), with an "Extended Period of Indemnity" and Improvements Loss in such amounts as are usually carried by persons operating property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction.

            (c) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained at all times (i) General Public Liability Insurance, including, without limitation, the Broad Form Comprehensive General Liability Endorsement, with the respective Primary Coverages as follows:

               General Aggregate                    $ 1,000,000  Per Location
               Products/Completed Operations        $ 1,000,000*
               *(2 year Completed Operation
               Extension)
               Personal & Advertising Injury        $ 1,000,000
               Each Occurrence (Bodily Injury
               and Property Damage)                 $ 1,000,000

               Fire Damage Legal                    $    50,000
               Medical Expense                      $    10,000
               Stop Gap Liability                   $ 1,000,000

(ii) Umbrella Liability Coverage in an amount of not less than $40,000,000 per occurrence and in the aggregate prior to the Date of Substantial Completion and, thereafter, in an amount of not less than $50,000,000 per occurrence and in the aggregate or such greater amount as the Bank shall reasonably require; (iii) Worker's Compensation and Non-Occupational Disability Insurance as respect a Monopolistic State as required by applicable laws and regulations of the Commonwealth of Puerto Rico; (iv) Marina Operator's Legal Liability, Protection and Indemnity and Marina General Liability; (v) insurance covering pilings, piers, wharves and docks, and environmental impairment coverage (if available) with respect to the marina operation; and (v) such other types and amounts of insurance with respect to the Mortgaged Property and the operation thereof which are commonly maintained in the case of other property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction, as may from time to time be required by the Authority and the Bank (including, without limitation, Automobile Liability Insurance in amounts reasonably required by the Bank from time to time).

            (d) All Insurance Policies shall be issued by an insurer admitted and licensed to do business in the Commonwealth of Puerto Rico with an A.M. Best Rating of AX or better and shall be otherwise satisfactory to the Bank in form and content. The Property and Business Interruption Insurance Policies shall contain the Standard Mortgagee Non-Contribution Clause Endorsement or its equivalent endorsement satisfactory to the Bank, naming the Bank as First Mortgagee and providing the Bank (except in the case of General Liability and other Liability and Worker's Compensation) as the person to whom all payments made by such insurance company shall be paid and with whom all claims shall be adjusted, except as otherwise provided in Section 18(b) hereof. All Liability Insurance Policies shall name the Bank, the Authority and the Trustee as Additional Insureds according to the their respective interests. Without the Bank's prior written consent, the Borrower shall not carry separate or additional insurance coverage concurrent in form or contributing in the event of loss with that required by this Agreement or the Reimbursement Agreement. Without the Bank's prior written consent, the Borrower shall not name any Person as a named insured or loss payee under any Insurance Policy without the Bank's prior written consent. The Borrower shall pay the premiums for the Insurance Policies as the same become due and payable. The Borrower shall deliver original binders and certified copies of the insurance Policies to the Bank and to the Authority as further security for the Borrower's performance of the terms and conditions contained herein, provided that the Bank and the Authority shall not be deemed by reason of the custody of such Insurance Policies to have knowledge of the contents thereof. In the event of a foreclosure of any or all of the Notes or either or both of the Mortgages, the purchaser of the Mortgaged Property will succeed to all of the rights of the Borrower, including the rights to all unearned premiums paid, with respect to the Insurance Policies, to the extent assignable. The Borrower also shall deliver to the Bank and the Authority, within 10 days of such party's request, a certificate of insurance issued by the Borrower's insurance agent/broker setting forth the particulars as to all such Insurance Policies, that all premiums due thereon have been paid and that the same are in full force and effect. Not later than 30 days prior to the expiration date of each of the Insurance Policies, the Borrower shall deliver to the Bank and the Authority original binders and certified copies of a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Bank and the Authority.

            (e) Each Insurance Policy to be carried hereunder shall contain a provision whereby the insurer (i) agrees that such policy shall not be cancelled or modified, and shall not fail to be renewed, without at least 60 days' prior written notice to the Authority and the Bank, (ii) waives any right to claim any premiums and commissions against the Authority and the Bank and (iii) provides that the Authority and the Bank are permitted to make payments to effect the confirmation of such Policy upon notice of cancellation due to nonpayment of premiums. In the event any Insurance Policy (except for general public and other liability, boiler and machinery explosion liability and workers' compensation insurance) shall contain breach of warranty provisions, such Policy shall provide that with respect to the interest of the Authority and the Bank, such Insurance Policy shall not be invalidated by and shall insure the Authority and the Bank regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such Policy by any named insured, (B) the occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding taken by the Authority or the Bank pursuant to any provision of this Agreement, any or all of the Notes, or either or both of the Mortgages, or (D) any change in title to or ownership of all or any of the Mortgaged Property.

            (f) Any insurance maintained pursuant to this Section 16 may be evidenced by blanket Insurance Policies covering the Mortgaged Property and other properties or assets of the Borrower or any Affiliated Person, provided that any such policy shall specify the portion, if less than all, of the total coverage of such Policy that is allocated to the Mortgaged Property and shall in all other respects comply with the requirements of this Section

16. The Bank, in its sole discretion, shall determine whether such blanket Policies provide sufficient limits of insurance.

            (g) Notwithstanding anything to the contrary contained herein, if at any time the Pledgees are not in receipt of written evidence that all insurance required hereunder is maintained in full force and effect, the Pledgees shall have the right, upon notice to the Borrower, to take such action as the Pledgees deem necessary to protect their interests in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as the Pledgees deem appropriate, and all expenses incurred by the Pledgees in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrower promptly after demand and be secured by this Agreement and by the Mortgages.

      SECTION 17. Compliance with Insurance Requirements. The Mortgagor, at its sole cost and expense, will comply and cause compliance of the Mortgaged
Property  and the  operation,  maintenance  and use thereof  with all  Insurance
Requirements, whether or not compliance therewith shall require structural changes in or interfere with the use and enjoyment of the Mortgaged Property or any part thereof.

      SECTION 18. Damage or Destruction.

            (a) In case of a Casualty, the Borrower will immediately give notice thereof to the Authority and the Bank generally describing the nature and extent of such Casualty and setting forth the Borrower's best estimate of the cost of Restoration, and the Borrower shall, at its sole cost and expense, promptly commence and diligently complete or cause to be commenced and diligently completed, the Restoration in a good and workmanlike manner and in compliance with all legal Requirements.

            (b) The Bank shall be entitled to receive all insurance proceeds payable on account of a Casualty. The Borrower hereby irrevocably assigns, transfers and sets over to the Bank all rights of the Borrower to any such proceeds, award or payment and irrevocably authorizes and empowers the Bank, in the name of the Borrower or otherwise, to file for and prosecute in its own name what would otherwise be the Borrower's claim for any such proceeds. Notwithstanding the foregoing, so long as no Default, Event of Default or Termination Payments Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files all claims and diligently prosecutes same, the Borrower shall have the right to file, adjust, settle and prosecute any claim for such proceeds; provided that the Borrower shall not agree to any adjustment or settlement of any such claim payable with respect to a Major Casualty without the Bank's prior written consent. The Borrower shall pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Bank in connection with a Casualty and the seeking and obtaining of any insurance proceeds, award or payment with respect thereto.

            (c) In the event of a Major Casualty, the Net Proceeds shall be held, at the bank's option, by the Bank as additional collateral for the Secured Obligations, the Loan Agreement Obligations, the Mortgage Obligations, the Termination Payments Obligations and the Secured Obligations B and shall be applied or dealt with by the Bank as follows:

                  (i) if the Release Conditions (as hereinafter defined) are satisfied, all net Proceeds shall be made available to the Borrower to be applied towards the cost of the Restoration in accordance with paragraph (e) of this Section 18; and

                  (ii) if the Release Conditions are not satisfied, all Net Proceeds shall be applied in accordance with Section 20 hereof.

            (d) In case of a Major  Casualty,  all Net Proceeds shall be applied as provided in clause (i) of paragraph (c) of this Section 18 if all of the following conditions are satisfied or otherwise waived by the Bank (collectively, the "Release Conditions"):

                  (i) no Default, Event of Default or Termination Payments Event of Default shall have occurred and be continuing;

                  (ii) the Borrower  shall have  delivered to the  Authority and the bank within thirty (30) days after the occurrence of the Major Casualty, a notice of the Borrower's desire to undertake the Restoration of the Improvements;

                  (iii) the Borrower shall have demonstrated to the satisfaction of the bank that the Restoration of the Improvement can be completed at least six months prior to the then-current Expiration Date (as defined in the Reimbursement Agreement);

                  (iv) the Borrower shall have demonstrated to the satisfaction of the Bank that sufficient funds are available to the Borrower through revenues and/or business interruption insurance maintained pursuant to Section 16 hereof, and/or a cash deposit, letter of credit or similar cash-equivalent security
(which in the case of a letter of credit or similar cash-equivalent security shall be satisfactory to the Bank as to form, content and issuer) and which shall be for the benefit of the Bank, to pay all amounts estimated to be paid with respect to the Secured Obligations, Secured Obligations B, the Loan Agreement Obligations, any debt service with respect to the GDB Loan, and all other estimated operating expenses with respect to the Project during the period estimated by the Borrower and approved by the Bank as necessary for the completion of the Restoration;

                  (v) in the event that the estimated cost of Restoration is greater than 25% of the full replacement cost of the Improvements (as specified in the Borrower's casualty Insurance Policy), the Borrower shall have provided the Bank with a guaranty of completion of the Restoration satisfactory to the Bank as to form, content and guarantor which, among other things, ensures that sufficient funds are and will be available to complete the Restoration; and

                  (vi) to the extent, in the Bank's judgment, that the Net Proceeds are insufficient to pay the costs of the Restoration, the Borrower shall have provided the Bank with a cash deposit, letter of credit, or similar cash-equivalent security in the amount of such deficiency (which in the case of a letter of credit or similar cash-equivalent security shall be satisfactory to the Bank as to form, content and issuer).

            (e) Provided that no Default, Event of Default or Termination Payments Event of Default shall have occurred and be continuing, then, upon the occurrence of a partial destruction of the Improvements that does not constitute a Major Casualty or upon the occurrence of a Major Casualty in connection with which the Release Conditions have been met, the Net Proceeds shall be paid over to the Borrower for the Restoration of the Improvements. The Net Proceeds shall be disbursed substantially in accordance with the requirements of Article 9 of the Reimbursement Agreement such that the Net Proceeds shall be advanced in the same manner and subject to the same conditions as the disbursement of the proceeds of the Loan. Notwithstanding the foregoing, after the Date of Substantial Completion, (i) the Net Proceeds from a Casualty that does not constitute a Major Casualty shall be paid over to the Borrower for the Restoration of the Improvements without any requirement that the Borrower comply with disbursement procedures, and (ii) the Net Proceeds from a Major Casualty shall be disbursed in accordance with procedures to be established by the Bank appropriate to the Restoration of the Improvements.

            (f) All costs and expenses incurred by the Authority and the Bank in connection with making the Net Proceeds or Net Restoration Awards available for the Restoration (including, without limitation, attorneys' fees and expenses and fees and expenses of the Bank's Consultant, as defined in the Reimbursement Agreement) shall be paid by the Borrower. Any Net Proceeds or Net Restoration Awards remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration shall be applied to the repayment of any outstanding obligations of the Borrower under the Reimbursement Agreement (including without limitation, the obligation to pay any Termination Payments and any Secured Obligations B), the Loan Agreement, the Mortgages or this Agreement, in such order as the bank shall determine; provided, however, that any balance of the Net Proceeds or Net Restoration Awards remaining after such application shall be applied to the prepayment of the principal of and interest on the Loan as required pursuant to Section 8.02(e) of the Loan Agreement.

      SECTION 19. Taking of the Mortgaged Property.

            (a) In case of a Taking or the commencement of any proceedings or negotiations that might result in a Taking, the Borrower immediately will give notice thereof to the Authority and the Bank generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. The Authority and the Bank shall be entitled hereunder to all awards or compensation payable on account of a Taking. The Borrower hereby irrevocably assigns, transfers and sets over to the Authority and the Bank all rights of the Borrower to any such awards or compensation and irrevocably authorizes and empowers the Authority and the Bank, in the name of the Borrower or otherwise, to collect and receive any such award or compensation and to file and prosecute any and all claims for any such awards or compensation. Notwithstanding the foregoing, so long as no Default, Event of Default or Termination Payments Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files and diligently prosecutes such claim or claims, the Borrower shall have the right to prosecute and file any such claim or claims and the Borrower shall cause any such award or compensation to be collected and promptly paid over to the Bank; provided, that, the Borrower shall not agree to or accept any award or compensation without the Authority's and the Bank's prior written consent. The Authority and the Bank may participate in such proceedings or negotiations, and the Borrower will deliver or cause to be delivered to the Authority and the Bank all instruments requested by the Authority and the Bank to permit such participation, provided that the Authority and the Bank shall be under no obligation to question the amount of the award or compensation. Although it is hereby expressly agreed that the same shall not be necessary, in any event, the Borrower shall, upon demand of the Authority and the Bank, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or compensation to the Authority and the Bank, free and clear of any encumbrances of any kind or nature whatsoever other than any junior encumbrances arising as a result of the GDB Mortgage or any KGC Mortgage(as such terms are defined in the Reimbursement Agreement). The Borrower will pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses and fees and expenses of the Bank's Consultant) incurred by the Authority and the Bank in connection with any Taking and seeking and obtaining any award or payment on account thereof.

            (b) In the case of a Taking such that, in the Bank's judgment, the Project can be restored substantially to its value and usefulness as it existed prior to such Taking, then, the Borrower shall, at its sole cost and expense, promptly commence and diligently complete the Restoration in a good and workmanlike manner, and in compliance with all Legal Requirements.

            (c) All Net Restoration Awards shall be held, at the Bank's option, by the Bank as additional collateral for the Secured Obligations, the Secured Obligations B, the Loan Agreement Obligations, the Mortgage Obligations and the Termination Payments Obligations, and shall be applied or dealt with by the Bank as follows:

                  (i) Provided that no Default, Event of Default or Termination Payment Event of Default shall have occurred and be continuing, then, in the case of a Taking of the nature referred to in paragraph (b) of this Section 19, and, to the extent necessary thereunder, if the Release Conditions are satisfied, all Net Restoration Awards shall be applied to pay the cost of Restoration of the portion of the Improvements remaining after such Taking, such application to be effected substantially in the same manner as provided in paragraph (e) of Section 18 hereof with respect to Net Proceeds and the balance, if any, of such Net Restoration Awards shall be applied in the manner set forth in Section 18(g) hereof.

                  (ii) In the case of any Taking other than a Taking of the nature referred to in paragraph (b) of this Section 19, all

Net Restoration Awards actually received by the Bank shall be applied in accordance with Section 20 hereof.

            (d) Notwithstanding anything to the contrary contained herein, in the case of a Taking such that, in the Bank's judgment, the Project is an economically viable architectural whole notwithstanding such Taking, the Borrower shall have no obligation to commence or complete Restoration and all Net Restoration Awards shall be applied in the order specified in Section 20 hereof.

      SECTION 20. Application of Proceeds Upon Casualty or Substantial Taking. Upon a Casualty, if the disposition of the Net Proceeds is governed by clause
(ii) of paragraph (c) of Section 18 hereof or upon a Taking, if the disposition of the Net Restoration Awards is governed by clause (ii) of paragraph (c) or paragraph (d) of Section 19 hereof, the Bank shall have the option, in the Bank's sole discretion, to (a) make available the Net Proceeds or the Net Restoration Awards, as the case may be, to the Borrower for Restoration in the manner provided in paragraph (e) of Section 18 hereof or (b) apply such Net Proceeds or Net Restoration Awards to the payment of any outstanding obligations of the Borrower under the Reimbursement Agreement (including, without limitation, the obligation to pay any Termination Payments or any Secured Obligations B), the Loan Agreement, the Mortgages or this Agreement; provided, however, that any balance of the Net Proceeds or Net Restoration Awards remaining after such application shall be applied to the prepayment of the principal of and interest on the Loan as required in accordance with Section 8.02(e) of the Loan Agreement.

      If the Bank shall receive and retain any Net Proceeds or Net Restoration Awards, in trust or otherwise, the indebtedness secured by this Agreement shall be reduced only by the amount thereof received and retained by the Bank and actually applied by the Bank in reduction of the indebtedness secured by this Agreement.

      Notwithstanding anything contained in this Agreement to the contrary, the bank shall release the proceeds of any business interruption insurance maintained hereunder to the Borrower provided that the Borrower satisfies the conditions set forth in Sections 18(d)(i), (ii) and (iv) herein and provided, further, that the Bank shall retain that portion of such insurance proceeds that the Bank deems necessary to pay all amounts estimated to become payable with respect to the Secured Obligations, the Secured Obligations B, and to pay any debt service with respect to the GDB Loan during the period estimated by the Borrower and approved to the Bank as necessary for the completion of the Restoration, the balance of such insurance proceeds to be released in accordance with the other terms and conditions set forth herein, as applicable.

      SECTION 21. Representations and Warranties. The Borrower hereby represents and warrants to the Pledgees as follows:

            (a) The Borrower is the holder of and has in its possession the Notes, all of which are issued by it free and clear of all mortgages, pledges, assignments, liens, encumbrances, charges or rights of others of any kind, except those liens created hereby.

            (b) The exercise by the Pledgees of any right and remedy in accordance with the terms of this Agreement will not contravene law or any contractual restrictions binding on or affecting the Borrower, or any of its properties, and will not as a result of any agreement to which the Borrower is a party result in or require the creation of any lien, security interest or other charge of encumbrance upon or with respect to any of Borrower's properties.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the grant by the Borrower, or the perfection, of the security interest purported to be created hereby in the Notes; or (ii) the exercise by the Pledgees of any right and remedy hereunder.

      SECTION 22. Preservation of Property. The Borrower will not alter, add to, remove or demolish any building, structure or property forming part of the Mortgaged Property without the prior written consent of the Bank, except to the extent otherwise provided in the Reimbursement Agreement.

      SECTION 23. Foreclosure of Mortgage Notes and/or Termination Payments Note. If an Event of Default shall have occurred and be continuing or if a Termination Payments Event of Default shall have occurred and be continuing, the Bank shall have the right to foreclose on the lien of the pledge herein with respect to the Mortgage Notes or the Termination Payments Note, respectively, granted without demand or notice (except as provided below), and full power and authority are hereby given to the Bank to alienate the Mortgage Notes or the Termination Payments Note, respectively, at such place as the Bank may deem best, before a Notary Public, at public auction, upon the giving of the notices required by, and as provided under Article 1771 of the Civil Code of Puerto Rico (31 L.P.R.A. Sec. 5030). The bank may also, at its option, bring legal action or proceedings for the collection of the Secured Obligations, the Secured Obligations B and/or the Termination Payments Obligations, and, at its option, simultaneously foreclose on either or both of the Mortgages without first alienating all or any portion of the pledge. In the of a foreclosure of this collateral pledge, the proceeds thereof shall be applied in accordance with Section 4 hereof. In the event of a foreclosure of the Mortgaged Property, or any portion thereof, the proceeds thereof shall be applied in accordance with the applicable provisions of the respective Mortgages.

      SECTION 24. Offsets, Counterclaims and Defenses. The Bank shall take the Mortgages, the Notes and this Agreement free and clear of all offsets, counterclaims or defenses of any nature whatsoever, which Borrower may have against the Authority or the Bank, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by the Bank and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower to the fullest extent permitted by law.

      SECTION 25. Right of Entry. The Pledgees and their agents shall have the right to enter and inspect the Mortgaged Property, or any portion thereof, to the extent the Mortgagee is so permitted under the terms of the respective Mortgages.

      SECTION 26. Estoppel Certificate. Within 15 days after request therefor from the Bank or the Authority, which request may not be made more often than once every six months, the Borrower will deliver to such party a certificate executed by the Borrower, stating the amount due on Mortgage Note A, the Leasehold Mortgage, each of the Mortgages and, for the Bank only, the Termination Payments Note and Mortgage Note B, and to the effect that as of the date of such certificate no Default or Event of Default and, for the Bank only, no Termination Payments Event of Default, has occurred and is continuing thereunder or under this Agreement, or,


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                                     -48-


if any such Default, Event of Default or Termination Payments Event of Default has occurred and is continuing, describing in reasonable detail each such Default, Event of Default or Termination Payments Event of Default and the action, if any, taken or being taken to cure the same. Any such statement may be relied upon by the Bank, its participants, the Authority (except with respect to the Termination Payments Note), and any future mortgagee, pledgee or purchaser of all or any of the Mortgaged Property.

      SECTION 27. Right to Cure Defaults. If default in the performance of any of the covenants of the Borrower herein occurs or if an Emergency exists with respect to all or any of the Mortgaged Property, the Bank, may, in its sole and absolute discretion, remedy the same and for such purpose shall have the right to the extent permitted by law, and upon notice to the Borrower (except in the case of an Emergency) immediately to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to the Borrower or any Person in possession thereof holding under the Borrower. If the Bank shall remedy such default or Emergency or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose any or all of the Notes or either or both of the Mortgages, the costs and expenses thereof (including attorneys' fees and expenses), with interest as provided in the Notes or the Termination Payments Note, as the case may be, shall be paid by the Borrower upon demand.

      SECTION 28. Right to Notices under Mortgages. The Borrower agrees to provide the Pledgees with copies of all and any notices that the Borrower is required, in its capacity as Mortgagor, to deliver to the Mortgagee under the Mortgages.


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

      SECTION 29. Changes in Laws Regarding Taxation. In the event of the enactment of any law by the Legislature of the Commonwealth of Puerto Rico changing in any way the laws for the taxation of mortgages on real property or personal property or debts secured by mortgages or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on the Mortgages, the Notes, or this Agreement, Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by the Pledgees, whichever is less; provided the Borrower will not claim or demand or be entitled to any credit or credits against the Pledgees on account of the obligations secured hereunder for any part of the taxes assessed against the Mortgaged property or any part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of the Mortgages, this Agreement or the obligations secured hereunder.

      SECTION 30. Officers of Authority and Bank Not Liable. All covenants, stipulations, promises, agreements and obligations of the Authority and/or the Bank contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Authority and/or the Bank and not of any member of the governing body of the Authority or any officer, agent, servant or employee of the Authority or of the Bank, respectively, in his individual capacity, and no recourse shall be had for any claim based thereon or hereunder against any member of the governing body of the Authority or any officer, agent, servant or employee of the Authority or of the Bank, respectively, except, in the case of the Bank only (and not any director, other official, officer, agent, servant or employee thereof), for any claim resulting solely and directly from the gross negligence or willful misconduct of the Bank.

      SECTION 31. No Charge Against Authority Credit. No provision hereof shall be construed to impose a charge against the general credit of the Authority or shall impose any personal or pecuniary liability upon any director, official or employee of the Authority.

      SECTION 32. Authority Not Liable. Notwithstanding any other provision of this Agreement, (a) the Authority shall not be liable to the Borrower, the Bank, any holder of any of the Bonds, or any other person for any failure of the Authority to take action under this Agreement unless the authority (i) is requested in writing by an appropriate person to take such action and (ii) is assured of payment of or reimbursement for any expenses in such action, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Authority nor any director of the Authority or any other official or employee of the Authority shall be liable to the Borrower, the Bank, any holder of any of the Bonds, or any other person for any action taken by it or by its officers, servants, agents or employees, or for any failure to take any action under this Agreement. In acting under this Agreement, or in refraining from acting under this Agreement, the Authority may conclusively rely on the advice of its legal counsel.

      SECTION 33. Bank Not Liable. Notwithstanding any other provision of this Agreement, (a) the Bank shall not be liable to the Borrower, the Authority, any holder of any of the Bonds, or any other person for any failure of the Bank to take action under this Agreement, unless the Bank (i) is requested in writing by an appropriate person to take such action and (ii) is assured of payment of or reimbursement for any expenses in such action, and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Bank nor any director of the Bank or any other official or employee of the Bank shall be liable to the Borrower, the Authority, any holder of any of the Bonds, or any other person for any action taken by it or by its officers, servants, agents or employees or for any failure to take any action under this Agreement, except that the Bank only (and not any director, other official, employee, officer, servant or agent thereof) may be liable if such action or failure to act results solely and directly from the gross negligence or willful misconduct of the Bank. In acting under this Agreement or in refraining from acting under this Agreement, the Bank may conclusively rely on the advice of its legal counsel.

      SECTION 34. Waivers. In view of the assignment of the Authority's rights under and interest in this Agreement to the Trustee by the provisions of the Trust Agreement, the Authority shall have no power to waive the performance by the Borrower of any provision hereunder or extend the time for the correction of any default of the Borrower without the consent of the Trustee to such waiver. The consent of the Trustee, however, shall not be required for actions permitted to be taken by the Bank without the consent or approval of the Authority in accordance with the terms hereof.

      SECTION 35. Indemnities. The Borrower shall protect, indemnify and save harmless the Pledgees from and against all losses, liabilities, obligations, damages, penalties, claims, causes of action, costs, charges, and expenses
(including, without limitation, attorney's fees and expenses) which may be imposed upon or incurred by or asserted against the Pledgees by reason of (a) any accident, injury or damage to any person or property occurring on or about the Mortgaged Property or any part thereof, (b) any design, construction, operation, use or non-use or condition of the Mortgaged Property or any part thereof, including, without limitation, claims or penalties arising from violation of any Legal

Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the Pledgee, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (c) any failure on the part of the Mortgagor to perform or comply with any of the provisions hereof or contained in either of the Mortgages, (d) any necessity, in the Bank's judgment, to defend any of the rights, title or interest conveyed or created by this Agreement, the Mortgages, or the Notes, (e) ownership by the Mortgagor of any interest in the Mortgaged Property or receipt of any rent or other sum therefrom, (f) any performance of or failure to perform any labor or services or furnishing of or failure to furnish any materials or other property in respect of the Mortgaged Property, or any part thereof, (g) any negligence or tortious act or omission on the part of the Mortgagor or any of its agents, contractors, servants, employees, tenants, lessees, sublessees, licensees, guests or invitees, (h) the Bank's or the Authority's ownership of any interest in the Mortgaged Property or any part thereof, (i) any other relationship that has arisen or may arise between the Pledgees, the Mortgagor, the Mortgaged Property, or any of the foregoing, as a result of the execution and delivery of the Notes, this Agreement, the Mortgages, or any other action contemplated hereby, thereby or by any other document executed in connection with the loan by the Authority to the Mortgagor, and (j) any claim, action or other proceeding brought by or on behalf of any other person against the Bank as the holder of, or by reason of its interest in, any sum deposited or paid hereunder or in connection herewith, including, without limitation, any fund established to hold the proceeds of the loan made by the Authority to the Mortgagor, any insurance proceeds or condemnation awards received in connection herewith, or any other amounts received in connection herewith.

      SECTION 36. Limitation of Liability. Notwithstanding any thing to the contrary contained in this Pledge Agreement, no recourse shall be had, whether by levy or execution or otherwise, for the payment of the principal of or interest on, or other amounts owed under this Pledge Agreement, or for any claim based on this Pledge Agreement or in respect thereof, against any partner of the Mortgagor or any predecessor, successor or affiliate of any such partner or any of their assets (other than from the interest of such partner in the Mortgagor), or against any principal, partner, shareholder, officer, director, agent or employee of any such partner (other than from the interest of any such person in such partner), nor shall any such persons be personally liable for any such amount or claims, or liable for any deficiency judgment based thereon or with respect thereto. The sole remedies of the Bank and/or the Authority with respect to the hereinbefore mentioned amounts and claims shall be against the assets of the Mortgagor, including the Mortgaged Property, and all such liability of the aforesaid persons, except as expressly provided in this Section 36 is expressly waived and released as a condition of and as consideration for the execution of this Pledge Agreement. Anything in this Section to the contrary notwithstanding
(A) nothing contained in this Pledge Agreement (including, without limitation, the provisions of this Section 36) shall constitute a waiver of any indebtedness of Mortgagor evidenced hereby or any of the Mortgagor's other obligations or shall be taken to prevent recourse to and the enforcement against the Mortgagor of all the liabilities, obligations and undertakings contained in this Pledge Agreement; (B) this Section 36 shall not be applicable to a breach by any person of any independent obligation to the Bank and/or the Authority; and (C) this
Section 36 shall not be applicable to the responsible party to the extent and in respect of any claim the Bank would otherwise have against such party for (i) fraud by such party, (ii) misappropriation of funds or other property by such


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
party, or (iii) damage to the Project or any part thereof intentionally inflicted in bad faith by such party. For the purposes of the foregoing, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder of a corporation and the term "partner" shall be deemed to include the partners of any partnership which is a partner of a partnership.

      SECTION 37. Authority's Covenant to Cooperate. In the event it may be necessary, for the proper performance of this Pledge Agreement that the Bank take any action, execute and deliver any other document or do any other thing in furtherance of the purposes hereof, the Authority agrees to cooperate in such matters.

      SECTION 38. Assignment by the Authority. The Authority will assign to the Trustee its rights under and interest in this Agreement (except for its rights to receive notices, reports and other statements), including its rights to any payments, receipts and revenues receivable by it under or pursuant to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized on the date first above written, in San Juan, Puerto Rico.

PUERTO RICO INDUSTRIAL, MEDICAL,
 EDUCATIONAL AND ENVIRONMENTAL        EL CONQUISTADOR PARTNERSHIP L.P.
  POLLUTION CONTROL FACILITIES
      FINANCING AUTHORITY               By:  Kumagai Caribbean, Inc.

By:________________________________     By:  /s/________________________________
Name:  Francisco Sierra Mendez               Name:     Toru Fujita Ueda
Title: Assistant Executive Director          Title:    Vice President


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

                                        By:  WKA El Con Associates

                                        By: /s/_________________________________
                                        Name:     Hugh Alanson Andrews
                                        Title:    Authorized Signatory


                          THE MITSUBISHI BANK, LIMITED
                                 New York Branch

                         By:_____________________________
                         Name:     Tadaaki Hamada
                         Title: Senior Vice President

Affidavit No. 105 (copy)

      Acknowledged and subscribed before me by Francisco Sierra Mendez, of legal age, married, attorney-at-law and resident of Juncos, Puerto Rico, in his capacity as Assistant Executive Director of Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority, Toru Fujita Ueda, of legal age, married, executive and resident of San Juan, Puerto Rico, in his capacity as its Vice President of Kumagai Caribbean, Inc., a general partner of El Conquistador Partnership L.P. and by Hugh Alanson Andrews, of legal age, married, executive and resident of San Juan, Puerto Rico, in his capacity as Authorized Signatory of WKA El Con Associates, a general partner of El Conquistador Partnership L.P., and by Tadaaki Hamada, in his capacity as Senior Vice President of the Mitsubishi Bank, Limited, acting through its New York Branch, identified by the means set forth in Article 17(c) of the Notarial Law of Puerto Rico, in San Juan, Puerto Rico, this 7th day of February, 1991.

                                       /s/______________________________
                                                 Notary Public



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